Exhibit 4(h)


______ Units

                                                                    No.___


THE UNITS REPRESENTED BY THIS CERTIFICATE WILL EXPIRE AUTOMATICALLY ON THE SEPARATION DATE DESCRIBED HEREIN AND BE OF NO FURTHER VALUE OR VALIDITY.

                            RELM WIRELESS CORPORATION

                                UNIT CERTIFICATE



         This certifies that ___________ or registered assigns is the registered holder (the "Holder") of the above number of Units (the "Units"), each Unit consisting of one share of Common Stock, $.60 par value (the "Common Stock"), and one Common Stock Purchase Warrant (the "Warrants") to purchase one share of the Common Stock of RELM Wireless Corporation, a Nevada corporation (the "Company") at $____ per share, subject to adjustment. The Warrants shall become exercisable on __________ (the "Initial Exercise Date") and expire on
_____________.

         The Common Stock and Warrants constituting a Unit are not separately transferable until the Initial Exercise Date, or such earlier date (the "Early Separation Date") as may be set by Noble International Investments, Inc. ("Noble") with at least ten days prior notice of such Early Separation Date (the "Early Separation Date Notice"). Until the earlier of the Initial Exercise Date or the Early Separation Date (the "Separation Date"), the Common Stock and Warrants constituting a Unit are transferable only by the transfer of this Unit Certificate. The Company shall give the Early Separation Date Notice, if any, by filing a Form 8-K with the Securities and Exchange Commission and issuing a press release announcing the Early Separation Date. On the Separation Date, without any action required of the Holders, the Company or other parties, this Unit Certificate shall automatically be cancelled, and the Holder of the Units represented by this Unit Certificate shall receive one share of Common Stock, and one Warrant for each Unit represented hereby.

         THE SETTING OF AN EARLY SEPARATION DATE BY NOBLE INTERNATIONAL INVESTMENTS, INC., DOES NOT ACCELERATE THE DATE ON WHICH WARRANTS MAY BE EXERCISABLE, WHICH SHALL ALWAYS BE THE INITIAL EXERCISE DATE.

         The Units represented hereby and the Warrants underlying the Units are subject in all respects to the terms and conditions set forth in the Subscription Rights Agreement, dated as of ___________________, 2002, (the "Subscription Rights Agreement") between the Company and American Stock Transfer


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& Trust Company as subscription agent (the "Agent"), and the Warrant Agreement, dated as of ________, 2002 (the "Warrant Agreement"), between the Company and the Agent. Copies of the Subscription Rights Agreement and the Warrant Agreement are on file at the office of the Agent at 59 Maiden Lane, New York, NY 10038, and will be provided to the Holder without charge upon request.

         The Company can redeem the Warrants, in whole, or in part, for $0.10 per Warrant at any time after the Initial Exercise Date if the closing price of the Common Stock is at or above 150% of the exercise price of the Warrant for twenty consecutive trading days. The Warrants are not callable until the Initial Exercise Date, regardless of whether Noble declares an Early Separation Date.

         As soon after the Separation Date as is practicable, the Company shall cause the Agent to mail or otherwise deliver to the Holder at the close of business on the Separation Date, at the Holder's address as shown on the Unit register of the Company maintained in accordance with the Subscription Rights Agreement, a certificate or certificates (registered in the name of such Holder) for the shares of Common Stock and Warrants to which such Holder is entitled.

         By accepting a Unit Certificate bearing this endorsement and as part of the consideration for the issuance of this Unit Certificate, each Holder shall be bound by all terms and provisions of the Subscription Rights Agreement and the Warrant Agreement as fully and as effectively as if the Holder had signed the same.

         The Unit Certificate shall not be valid unless countersigned by the Agent.

         IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be signed manually or by facsimile, by two of its officers and a facsimile of its corporate seal to be imprinted herein.



         DATED:                             RELM WIRELESS CORPORATION


                                         --------------------------------------

      COMPANY
      SEAL                               --------------------------------------
---------------------------


COUNTERSIGNED:
AMERICAN STOCK TRANSFER &
TRUST COMPANY
59 Maiden Lane
New York, NY 10038



By:____________________

                                   ASSIGNMENT
                     To be executed by the Registered Holder
                          In order to assign the Units


FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto:

                            ________________________
                            ________________________
                            ________________________
                            ________________________
                            ________________________

                     (Please print or type name and address)

Please insert social security or other identifying number of assignee: _________

______ of the Units represented by this Unit Certificate, and hereby irrevocably constitutes and appoints any officer of the Company or its transfer agent and registrar as lawful attorney to transfer this Unit Certificate on the books of the Company, with full power of substitution in the premises.

Dated: ______________               ______________________________
                                    Signature of Registered Holder

                                    ______________________________
                                    Print Name

          IMPORTANT: Every Registered Holder of this certificate must sign it to assign or otherwise transfer Units. The above signature or signatures must correspond with the name or names written on the face of this Unit Certificate in every particular, without alteration, enlargement or any change whatever. Each signature should be "medallion" guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations and credit unions) with membership in an approved signature guarantee Medallion Program pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934.

Signature Guarantee: _____________________